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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

                                                  State (Country) of
Name under which Subsidiary does Business         Incorporation

   Aspen Investment Alliance, Inc.                Colorado
   Data-Link Systems, LLC                         Wisconsin
   FIserv CIR, Inc.                               Delaware
   FIserv Federal Systems, Inc.                   Delaware
   FIserv Fresno, Inc.                            California
   FIserv Joint Venture, Inc.                     Delaware
   Fiserv Solutions, Inc.                         Wisconsin
   FIserv (Europe) Ltd.                           United Kingdom
   FIserv (ASPAC) Pte., Ltd.                      Singapore
   Fiserv Australia Pty Limited                   Australia
   Pt Fiserv Indonesia                            Indonesia
   First Trust Corporation                        Colorado
   Information Technology, Inc.                   Nebraska
   Lincoln Trust Company                          Colorado
   The Affinity Group, Inc.                       Colorado
   Fiserv Solutions of Canada Inc.                Ontario
   Fiserv Clearing, Inc.                          Delaware
   BHC Investments, Inc.                          Delaware
   BHC Trading Corp.                              Delaware
   Fiserv Securities, Inc.                        Delaware
   TradeStar Investments, Inc.                    Delaware
   Fiserv Investor Services, Inc.                 Delaware
   BHCM Insurance Agency, Inc.                    Delaware
   F.T. Agency, Inc.                              Ohio
   Tower Agency, Inc.                             Ohio
   Fiserv Insurance Agency of Alabama, Inc.       Alabama
   Fiserv Correspondent Services, Inc.            Colorado
   Investment Consulting Group, Inc.              Colorado
   FCS Funding, Inc.                              Colorado
   WUB2 Management Company                        Colorado
   WUB3 Capital Management, Inc.                  Colorado
   WUB4 Capital Partners, LLP                     Colorado
   Life Instructors, Inc.                         New Jersey
   Fiserv LeMans, Inc.                            Pennsylvania
   Specialty Insurance Service                    California
   The Freedom Group, Inc.                        Iowa
   Specialty Software Service, Inc.               California
   Fiserv Mercosur, Inc.                          Delaware

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                                                            State (Country) of
Name under which Subsidiary does Business                   Incorporation

   Fiserv International (Barbados) Limited                  Barbados
   Fiserv Envision Financial Technologies, Inc.             Maryland
   XP Systems Corporation                                   Minnesota
   Precision Direct, Inc.                                   Washington
   Fiserv Domestic and Global Clearing & Execution, Inc.    Delaware
   Fiserv Chicago Clearing and Execution                    Delaware
   Fiserv e-Finet, Inc.                                     Wisconsin
   ITI of Nebraska, Inc.                                    Nebraska
   WUB5 Mezzanine Fund, L.P.                                Colorado
   DSS/Spectrum Services Corp.                              Florida
   RF/Spectrum Decision Science Corporation                 Florida

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